Exhibit 99.1

American Financial Group, Inc. Announces Agreement to Sell its Annuity Business to MassMutual for $3.5 Billion

●	Estimated after-tax non-core gain of $620 million to $690 million ($7.10 to $7.90 per AFG share) to be recorded upon closing
●	Transaction will result in AFG’s exit from the fixed and indexed annuity market

CINCINNATI – January 27, 2021 – American Financial Group, Inc. (NYSE: AFG) announced today that it has entered into a definitive agreement to sell its Annuity business to Massachusetts Mutual Life Insurance Company (MassMutual) for $3.5 billion in cash, subject to final closing adjustments to the extent that GAAP shareholders’ equity excluding accumulated other comprehensive income of the entities sold varies from $2.8 billion.

Under the terms of the agreement, which is expected to close in the second quarter of 2021, MassMutual will acquire Great American Life Insurance Company (GALIC) and its two insurance subsidiaries, Annuity Investors Life Insurance Company and Manhattan National Life Insurance Company. At December 31, 2020, GALIC and its subsidiaries had approximately $40 billion of traditional fixed and indexed annuity reserves. AFG expects to recognize an after-tax gain on the sale of $620 million to $690 million ($7.10 to $7.90 per AFG share) upon closing. Prior to completion of the transaction, AFG will acquire approximately $500 million in real estate-related partnerships and directly owned real estate from GALIC.

S. Craig Lindner, AFG’s Co-Chief Executive Officer, commented, “This transaction presents an excellent opportunity for GALIC and MassMutual to be one of the leading providers of traditional fixed and indexed annuities in major distribution channels and markets. In fact, MassMutual has among the highest insurance financial strength ratings, which we believe will result in enhanced distributor recruitment and policyholder retention. MassMutual’s commitment to establish a subsidiary in Cincinnati ensures that the agreement will have no impact on GALIC’s relationships with and commitments to its annuity policyholders and distribution partners. Importantly, we are very pleased that this transaction will provide compelling career opportunities for our annuity associates, and bring the operations of a well-respected insurer to the Greater Cincinnati business community.”

Mr. Lindner continued, “As Co-CEOs, Carl and I view capital management as one of our most important priorities. AFG’s capital and liquidity will be significantly enhanced as a result of the transaction. With a strong balance sheet and substantial excess capital, we will continue to evaluate opportunities for deploying AFG’s excess capital, including the potential for healthy, profitable organic growth, expansion of our Specialty Property & Casualty niche businesses through acquisitions and start-ups that meet our target return thresholds, as well as share repurchases and special dividends.”

Roger Crandall, Chairman, President and CEO, MassMutual commented: “With MassMutual’s enduring financial strength, broad investment capabilities and end-to-end digital experience, we will build on the outstanding leadership position that the talented and dedicated Great American Life team has built over generations, enabling us to help even more people secure their future and protect the ones they love.”

Skadden, Arps, Slate, Meagher & Flom LLP and Keating Muething & Klekamp PLL are acting as legal advisors to AFG. Debevoise & Plimpton LLP is acting as legal advisor to MassMutual.

About American Financial Group, Inc.

American Financial Group is an insurance holding company, based in Cincinnati, Ohio. Through the operations of Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed and indexed annuities in the retail, financial institutions, broker-dealer, and registered investment advisor markets. Great American Insurance Group’s roots go back to 1872 with the founding of its flagship company, Great American Insurance Company.

About MassMutual

MassMutual is a leading mutual life insurance company that is run for the benefit of its members and participating policyowners. Founded in 1851, the company has been continually guided by one consistent purpose: we help people secure their future and protect the ones they love. With a focus on delivering long-term value, MassMutual offers a wide range of protection, accumulation, wealth management and retirement products and services.

Forward Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning market and other conditions and their effect on future premiums, revenues, earnings, investment activities and the amount and timing of share repurchases; recoverability of asset values; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate changes; and improved loss experience.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including, but not limited to: that AFG may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived, uncertainty as to the timing of completion of the proposed transaction, failure to realize the anticipated benefits from the proposed transaction, changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad; performance of securities markets, including the cost of equity index options; new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in AFG’s investment portfolio; the availability of capital; changes in insurance law or regulation, including modifications to capital requirements; the effects of the COVID-19 outbreak, including the effects on the international and national economy and credit markets, legislative or regulatory developments affecting the insurance industry, quarantines or other travel or health-related restrictions; changes in the legal environment affecting AFG or its customers; tax law and accounting changes; levels of natural catastrophes and severe weather, terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from pandemics, civil unrest and other major losses; disruption caused by cyber-attacks or other technology breaches or failures by AFG or its business partners and service providers, which could negatively impact AFG’s business and/or expose AFG to litigation; development of insurance loss reserves and establishment of other reserves, particularly with respect to amounts associated with asbestos and environmental claims; availability of reinsurance and ability of reinsurers to pay their obligations; trends in persistency and mortality; competitive pressures; the ability to obtain adequate rates and policy terms; changes in AFG’s credit ratings or the financial strength ratings assigned by major ratings agencies to AFG’s operating subsidiaries; the impact of the conditions in the international financial markets and the global economy relating to AFG’s international operations; and other factors identified in AFG’s filings with the Securities and Exchange Commission.

The forward-looking statements herein are made only as of the date of this press release. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:
Diane P. Weidner, IRC
Vice President – Investor & Media Relations
(513) 369-5713

Websites:
www.AFGinc.com
www.GreatAmericanInsuranceGroup.com

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AFG2021-04